Exhibit 99.1

PRESS RELEASE
10/26/23
Carlisle Companies Reports Third Quarter Results
SCOTTSDALE, ARIZONA, October 26, 2023 - Carlisle Companies Incorporated (NYSE:CSL) today announced its third quarter 2023 financial results.
•GAAP diluted EPS of $4.32 & adj EPS of $4.68 for the quarter, decreased 7.1% YoY
•Third quarter revenues of $1.3 billion, declined 15.8% YoY
•Operating margin of 24% & adj EBITDA margin improvement of 100 bps
◦CCM adj EBITDA margin above 30% for the second consecutive quarter
◦CWT adj EBITDA margin grew 890 bps
•Repurchased 1.2 million shares for $330 million in the quarter
Comments from Chris Koch, Chair, President and Chief Executive Officer
“The third quarter marked a significant milestone in Carlisle’s 105-year history. With the recent announcement of the plan to sell CIT and it being reclassified to discontinued operations in the third quarter, we have effectively completed our restructuring of the Carlisle portfolio of businesses with what we have referred to as the “Pivot,” and become a pure-play building products company.
“In 2021, we made the strategic decision, as superior capital allocators, to focus our investments into our highest returning building products businesses. Our history of supplying premium products for the building envelope, our experience in the construction markets, and our deep understanding of the future drivers for this industry led us to believe that a pivot towards a more simplified and streamlined building products portfolio would provide our shareholders with the highest returns. We are also convinced that our new focus will reward our employees, customers and communities in many ways as our strategic initiatives will leverage significant and positive trends in: greenhouse gas reduction; energy efficiency and demand for “green” products; labor reduction in installation of building envelope products; and waste reduction in our manufacturing operations.
“The third quarter results reinforced our conviction that a focused building products portfolio is the correct strategic path forward. Our building products portfolio demonstrated our resilience and ability to deliver superior returns in a challenging environment. We are pleased by the Carlisle team’s strong margin results, achieving an adjusted EBITDA margin of 27.0% and adjusted EPS of $4.68 for the third quarter of 2023. We maintained pricing levels while delivering consistent share, evidenced by our ability to expand adjusted EBITDA margin by 100 basis points year-over year. This adjusted EBITDA margin expansion is a testament to our ability to sustain strong margins throughout economic cycles and reflects our team's unwavering dedication to providing the Carlisle Experience to end users and our commitment to continuous improvement through the Carlisle Operating System (COS).
“In the quarter, the CCM team led with a spirit of continuous improvement, reinforcing their efforts in driving innovation, investing in world class manufacturing and supply chain capabilities and refocusing our sales efforts. Their hard work delivered a significant earnings result, despite a difficult macro environment. Of note, adjusted EBITDA margin not only remains above 30%, but also improved sequentially. This performance continues to prove the margin resiliency of our business through economic cycles.
“Our CWT team delivered another quarter of exceptional results. Adjusted EBITDA margin reached a record 23.4%, surging 890 basis points higher than the previous year, and 90 basis points higher than the previous quarter. CWT continues to expand margins from Henry integration synergies, operating efficiencies through the implementation of COS, and system selling initiatives.

“Looking ahead to the fourth quarter, we acknowledge the headwinds that are present in the residential and non-residential construction markets, posed by the Federal Reserve’s tightening actions and a desire to reduce inflation. However, we remain confident in our long-term vision and strategies, and our strong positioning within the building products industry. Both CCM and CWT are poised to capitalize on the growing demand for green building solutions and energy-efficient systems, as well as the increasing need for innovative products that simplify installation processes and reduce labor. Additionally, CCM derives approximately 70% of its revenue from non-discretionary re-roofing demand, providing a reliable and sustainable growth path, particularly with the vast majority of destocking now behind us.
“Our Vision 2025 strategy has provided us with a clear direction, forming a solid foundation that has produced excellent results. With Vision 2025 largely complete, and the Pivot effectively finished, we now turn to Vision 2030, a strategic vision that will continue to build upon Vision 2025, but with a focus on building products. Vision 2030 will be released in December and will provide comprehensive details about our path to further value creation for all our stakeholders. We are excited about the future of Carlisle, the many opportunities for continued growth, and a strong path forward.”
Third Quarter 2023
Revenue for the third quarter of $1.3 billion decreased 15.8% year-over-year. Organic revenue decreased 16.1% (organic revenue defined as revenue excluding acquired revenues within the last 12 months and the impact of changes in foreign exchange rates versus the U.S. Dollar).
Operating income for the third quarter of $299.9 million decreased 7.4% from $324.0 million in the third quarter of 2022. Income from continuing operations for the third quarter of $216.9 million decreased 7.0% from $233.3 million in the third quarter of 2022. Adjusted EBITDA for the third quarter of $339.7 million decreased 12.8% from $389.5 million in the third quarter of 2022. Despite the decline in third quarter revenues, adjusted EBITDA margin improved 100 bps year-over-year.
Diluted earnings per share ("EPS") from continuing operations for the third quarter of $4.32 decreased 2.3% from $4.42 in the third quarter of 2022. Adjusted diluted EPS for the third quarter of $4.68 decreased 7.1% from $5.04 in the third quarter of 2022. The decrease in EPS reflects the impact from lower volume, partially offset by raw material declines and share repurchases.
Third Quarter 2023 Segment Highlights
Carlisle Construction Materials ("CCM")
•Revenue of $914.0 million, declined 16.2% (-16.5% organic) year-over-year, driven by the remaining destock that we expected and end market softness attributable to Fed actions.
•Operating income was $272.5 million and adjusted EBITDA was $289.4 million, down 18.3% year-over-year, reflecting an adjusted EBITDA margin of 31.7%. The 80 basis points decrease was driven by lower volumes, however, adjusted EBITDA margin expanded 50 basis points from the second quarter of 2023.
•We expect Q4 2023 revenues to decrease 3% to 5% year-over-year.
Carlisle Weatherproofing Technologies ("CWT")
•Revenue of $345.8 million, declined 15.0% (-14.9% organic) year-over-year primarily due to residential demand weakness and project delays.
•Operating income was $58.8 million and adjusted EBITDA was $80.8 million, up 36.7% year-over-year reflecting an adjusted EBITDA margin of 23.4%. The 890 basis points increase was driven by operating efficiencies gained through targeted restructuring, strategic sourcing and realized synergies from the Henry acquisition.
•We expect Q4 2023 revenues to decrease approximately 10% year-over-year.
Cash Flow
Operating cash flow from continuing operations for the nine months ended September 30, 2023, was $661.9 million, an increase of $119.3 million versus the prior year. Free cash flow from continuing operations was $574.9 million, an increase of $143.8 million versus the prior year (defined as cash provided by operating activities less capital expenditures and comprised of continuing operations). This increase was driven by a reduction in working capital uses as a result of lower sales volume, partially offset by lower income from continuing operations.
During the nine months ended September 30, 2023, we deployed $580.0 million toward share repurchases, including $330.0 million in the current quarter, and paid $119.3 million in cash dividends, including $42.1 million in the current quarter. As of September 30, 2023, we had 8.6 million shares available for repurchase under our share repurchase program. Additionally, on September 1, 2023, we repaid $300.0 million in senior notes. As of September 30, 2023, we had $108.0 million of cash and cash equivalents and $1.0 billion of availability under our revolving credit facility.
Conference Call and Webcast
Carlisle will discuss third quarter 2023 results on a conference call at 5:00 p.m. ET today. The call can be accessed via webcast, along with related materials, at www.carlisle.com/investors/events-and-presentations and via telephone as follows:
Domestic toll free: 888-886-7786
International: 416-764-8658
Conference ID: 00270055
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally use words such as "expect," "foresee," "anticipate," "believe," "project," "should," "estimate," "will," "plans," "intends," "forecast," and similar expressions, and reflect our expectations concerning the future. Such statements are made based on known events and circumstances at the time of publication and, as such, are subject in the future to unforeseen risks and uncertainties. It is possible that our future performance may differ materially from current expectations expressed in these forward-looking statements, due to a variety of factors such as: increasing price and product/service competition by foreign and domestic competitors, including new entrants; technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; our mix of products/services; increases in raw material costs that cannot be recovered in product pricing; domestic and foreign governmental and public policy changes including environmental and industry regulations; the ability to meet our goals relating to our intended reduction of greenhouse gas emissions, including our net zero commitments; threats associated with and efforts to combat terrorism; protection and validity of patent and other intellectual property rights; the identification of strategic acquisition targets and our successful completion of any transaction and integration of our strategic acquisitions; our successful completion of strategic dispositions; the cyclical nature of our businesses; the impact of information technology, cybersecurity or data security breaches at our businesses or third parties; the outcome of pending and future litigation and governmental proceedings; the emergence or continuation of widespread health emergencies such as the COVID-19 pandemic, including, for example, expectations regarding their impact on our businesses, including on customer demand, supply chains and distribution systems, production, our ability to maintain appropriate labor levels, our ability to ship products to our customers, our future results, or our full-year financial outlook; and the other factors discussed in the reports we file with or furnish to the Securities and Exchange Commission from time to time. In addition, such statements could be affected by general industry and market conditions and growth rates, the condition of the financial and credit markets and general domestic and international economic conditions, including inflation and interest rate and currency exchange rate fluctuations. Further, any conflict in the international arena, including the Russian invasion of Ukraine and war in the Middle East, may adversely affect general market conditions and our future performance. Any forward-looking statement speaks only as of the date on which that statement is made, and we undertake no duty to update any forward-looking statement to reflect events or circumstances, including unanticipated events, after the date on which that statement is made, unless otherwise required by law. New factors emerge from time to time and it is not possible for management to predict all of those factors, nor can it assess the impact of each of those factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement.
Non-GAAP Disclosure
Carlisle reports its financial results in accordance with the U.S. generally accepted accounting principles (GAAP). This press release also contains certain financial measures such as adjusted diluted EPS, adjusted EBITDA, adjusted EBITDA margin, organic revenue and free cash flow that are not recognized under GAAP. Management believes that adjusted diluted EPS, adjusted EBITDA, adjusted EBITDA margin and organic revenue are useful to investors because they allow for comparison to Carlisle’s and its segments' performance in prior periods without the effect of items that, by their nature, tend to obscure core operating results due to potential variability across periods based on the timing, frequency and magnitude of such items. Management also believes free cash flow is useful to investors as an additional way of viewing Carlisle's liquidity and provides a more complete understanding of factors and trends affecting Carlisle's cash flows. As a result, management believes that these measures enhance the ability of investors to analyze trends in Carlisle’s businesses and evaluate Carlisle’s performance relative to similarly-situated companies. Reconciliations of these measures to amounts reported in Carlisle's consolidated financial statements are in the supplemental schedules of this press release.
About Carlisle Companies Incorporated
Carlisle Companies Incorporated is a leading supplier of innovative building envelope products and solutions for more energy efficient buildings. Through its building products businesses – Carlisle Construction Materials ("CCM") and Carlisle Weatherproofing Technologies ("CWT") – and family of leading brands, Carlisle delivers innovative, labor-reducing and environmentally responsible products and solutions to customers through the Carlisle Experience. Carlisle is committed to generating superior shareholder returns and maintaining a balanced capital deployment approach, including investments in our businesses, strategic acquisitions, share repurchases and continued dividend increases. Leveraging its culture of continuous improvement as embodied in the Carlisle Operating System ("COS"), Carlisle has committed to achieving net-zero greenhouse gas emissions by 2050.

CONTACT:	Mehul Patel
Vice President, Investor Relations
(310) 592-9668
mpatel@carlisle.com
* EPS referenced in this release is from continuing operations unless otherwise noted.

Carlisle Companies Incorporated
Unaudited Consolidated Statements of Income

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except per share amounts)	2023	2022	2023	2022
Revenues	$1,259.8	$1,497.0	$3,459.4	$4,299.5

Cost of goods sold	793.7	982.5	2,244.9	2,789.0
Selling and administrative expenses	161.7	162.2	467.6	481.4
Research and development expenses	7.2	5.0	20.7	14.2
Other operating (income) expense, net	(2.7)	23.3	(3.0)	19.6
Operating income	299.9	324.0	729.2	995.3
Interest expense, net	19.4	22.6	57.0	67.6
Interest income	(3.6)	(2.9)	(12.5)	(3.6)
Other non-operating expense (income), net	0.6	1.9	(1.2)	5.2
Income from continuing operations before income taxes	283.5	302.4	685.9	926.1
Provision for income taxes	66.6	69.1	158.7	221.1
Income from continuing operations	216.9	233.3	527.2	705.0

Discontinued operations:
Income before income taxes	43.2	24.7	20.2	46.2
(Benefit from) provision for income taxes	(5.5)	3.3	(14.5)	1.4
Income from discontinued operations	48.7	21.4	34.7	44.8
Net income	$265.6	$254.7	$561.9	$749.8

Basic earnings per share attributable to common shares:
Income from continuing operations	$4.37	$4.49	$10.43	$13.55
Income from discontinued operations	0.98	0.41	0.69	0.85
Basic earnings per share	$5.35	$4.90	$11.12	$14.40

Diluted earnings per share attributable to common shares:
Income from continuing operations	$4.32	$4.42	$10.32	$13.35
Income from discontinued operations	0.97	0.41	0.68	0.85
Diluted earnings per share	$5.29	$4.83	$11.00	$14.20

Average shares outstanding:
Basic	49.5	51.9	50.4	51.9
Diluted	50.1	52.6	51.0	52.6

Dividends declared and paid per share	$0.85	$0.75	$2.35	$1.83

Carlisle Companies Incorporated
Unaudited Condensed Consolidated Statements of Cash Flows

	Nine Months Ended September 30,
(in millions)	2023	2022
Net cash provided by operating activities	$812.4	$588.6

Investing activities:
Capital expenditures	(106.3)	(130.5)
Proceeds from sale of discontinued operation, net of cash disposed	—	132.0
Acquisitions, net of cash acquired	—	(24.7)
Investment in securities	0.9	10.3
Other investing activities, net	18.7	2.2
Net cash used in investing activities	(86.7)	(10.7)

Financing activities:
Repayments of notes	(300.0)	—
Borrowings from revolving credit facility	84.0	—
Repayments of revolving credit facility	(84.0)	—
Repurchases of common stock	(580.0)	(201.1)
Dividends paid	(119.3)	(95.6)
Proceeds from exercise of stock options	17.7	39.3
Withholding tax paid related to stock-based compensation	(10.4)	(13.3)
Other financing activities, net	(2.5)	(2.5)
Net cash used in financing activities	(994.5)	(273.2)

Effect of foreign currency exchange rate changes on cash and cash equivalents	—	(3.7)
Change in cash and cash equivalents	(268.8)	301.0
Less: change in cash and cash equivalents of discontinued operations	(12.0)	7.3
Cash and cash equivalents at beginning of period	364.8	299.1
Cash and cash equivalents at end of period	$108.0	$592.8

Carlisle Companies Incorporated
Unaudited Selected Consolidated Balance Sheet Data

(in millions)	September 30, 2023	December 31, 2022
Cash and cash equivalents	$108.0	$364.8
Long-term debt, including current portion	2,285.5	2,582.8
Total stockholders' equity	2,923.8	3,024.4

Carlisle Companies Incorporated
Unaudited Non-GAAP Financial Measures - Organic Revenue
Organic revenue (defined as revenue excluding acquired revenues within the last 12 months and the impact of changes in foreign exchange rates versus the U.S. Dollar) is intended to provide investors and others with information about Carlisle's and its segments' recurring operating performance. This information differs from revenue determined in accordance with accounting principles generally accepted in the United States of America ("GAAP") and should not be considered in isolation or as a substitute for measures of performance determined in accordance with GAAP. Carlisle's and its segments' organic revenue follows, which may not be comparable to similarly titled measures reported by other companies.

	Three Months Ended September 30,
(in millions, except percentages)	CSL		CCM		CWT
2022 Revenue (GAAP)	$1,497.0		$1,090.3		$406.7
Organic	(240.3)	(16.1)%	(179.7)	(16.5)%	(60.6)	(14.9)%
Acquisitions	—	—%	—	—%	—	—%
FX impact	3.1	0.3%	3.4	0.3%	(0.3)	(0.1)%
Total change	(237.2)	(15.8)%	(176.3)	(16.2)%	(60.9)	(15.0)%
2023 Revenue (GAAP)	$1,259.8		$914.0		$345.8

	Nine Months Ended September 30,
(in millions, except percentages)	CSL		CCM		CWT
2022 Revenues (GAAP)	$4,299.5		$3,084.8		$1,214.7
Organic	(836.1)	(19.4)%	(646.8)	(21.0)%	(189.3)	(15.6)%
Acquisitions	—	—%	—	—%	—	—%
FX impact	(4.0)	(0.1)%	(0.5)	—%	(3.5)	(0.3)%
Total change	(840.1)	(19.5)%	(647.3)	(21.0)%	(192.8)	(15.9)%
2023 Revenues (GAAP)	$3,459.4		$2,437.5		$1,021.9
Carlisle Companies Incorporated
Unaudited Non-GAAP Financial Measures - Free Cash Flow
Free cash flow is intended to provide investors and others with information about Carlisle's liquidity and provides a more complete understanding of factors and trends affecting the Company's cash flows. This information differs from operating cash flow determined in accordance with GAAP and should not be considered in isolation or as a substitute for measures of performance determined in accordance with GAAP. Carlisle's free cash flow follows, which may not be comparable to similarly titled measures reported by other companies.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2023	2022	2023	2022
Operating cash flow (GAAP)	$441.7	$365.1	$812.4	$588.6
Less: operating cash flow from discontinued operations	51.6	22.6	150.5	46.0
Operating cash flow from continuing operations	$390.1	$342.5	$661.9	$542.6

Capital expenditures (GAAP)	$(36.2)	$(47.8)	$(106.3)	$(130.5)
Less: capital expenditures from discontinued operations	(6.2)	(6.4)	(19.3)	(19.0)
Capital expenditures from continuing operations	$(30.0)	$(41.4)	$(87.0)	$(111.5)

Operating cash flow from continuing operations	$390.1	$342.5	$661.9	$542.6
Capital expenditures from continuing operations	(30.0)	(41.4)	(87.0)	(111.5)
Free cash flow from continuing operations	$360.1	$301.1	$574.9	$431.1

Carlisle Companies Incorporated
Unaudited Non-GAAP Financial Measures - EBIT, Adjusted EBIT, Adjusted EBITDA and Adjusted EBITDA Margin
Earnings before interest and taxes ("EBIT"), adjusted EBIT, adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA") and adjusted EBITDA margin are intended to provide investors and others with information about the Company's and its segments' performance without the effect of items that, by their nature, tend to obscure core operating results due to potential variability across periods based on the timing, frequency and magnitude of such items. As a result, management believes that these measures enhance the ability of investors to analyze trends in the Company’s businesses and evaluate the Company’s performance relative to similarly-situated companies. This information differs from net income and operating income determined in accordance with GAAP and should not be considered in isolation or as a substitute for measures of performance determined in accordance with GAAP. Carlisle's and its segments' EBIT, adjusted EBIT, adjusted EBITDA and adjusted EBITDA margin follows, which may not be comparable to similarly titled measures reported by other companies.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except percentages)	2023	2022	2023	2022
Net income (GAAP)	$265.6	$254.7	$561.9	$749.8
Less: Income from discontinued operations (GAAP)	48.7	21.4	34.7	44.8
Income from continuing operations (GAAP)	216.9	233.3	527.2	705.0
Provision for income taxes	66.6	69.1	158.7	221.1
Interest expense, net	19.4	22.6	57.0	67.6
Interest income	(3.6)	(2.9)	(12.5)	(3.6)
EBIT	299.3	322.1	730.4	990.1
Exit and disposal, and facility rationalization costs	1.7	—	4.5	0.1
Inventory step-up amortization and transaction costs	—	2.3	1.6	3.1
Impairment charges	0.5	25.1	1.8	25.3
(Gains) losses from acquisitions and disposals	(0.7)	0.2	1.8	0.1
Losses from insurance	—	—	—	0.3
(Gains) losses from litigation	(0.1)	—	(0.2)	0.1
Total non-comparable items	1.4	27.6	9.5	29.0
Adjusted EBIT	300.7	349.7	739.9	1,019.1
Depreciation	16.8	17.2	48.9	50.1
Amortization	22.2	22.6	66.9	69.8
Adjusted EBITDA	$339.7	$389.5	$855.7	$1,139.0
Divided by:
Total revenues	$1,259.8	$1,497.0	$3,459.4	$4,299.5
Adjusted EBITDA margin	27.0%	26.0%	24.7%	26.5%

Carlisle Companies Incorporated
Unaudited Non-GAAP Financial Measures - EBIT, Adjusted EBIT, Adjusted EBITDA and Adjusted EBITDA Margin

	Three Months Ended September 30, 2023
(in millions, except percentages)	CCM	CWT	Corporate and unallocated
Operating income (loss) (GAAP)	$272.5	$58.8	$(31.4)
Non-operating expense (income), net(1)	0.3	(0.2)	0.5
EBIT	272.2	59.0	(31.9)
Exit and disposal, and facility rationalization costs	1.7	—	—
Impairment charges	—	0.5	—
Gains from acquisitions and disposals	(0.2)	(0.5)	—
Gains from litigation	—	—	(0.1)
Total non-comparable items	1.5	—	(0.1)
Adjusted EBIT	273.7	59.0	(32.0)
Depreciation	11.7	4.1	1.0
Amortization	4.0	17.7	0.5
Adjusted EBITDA	$289.4	$80.8	$(30.5)
Divided by:
Total revenues	$914.0	$345.8	$—
Adjusted EBITDA margin	31.7%	23.4%	NM
(1)Includes other non-operating (income) expense, net, which may be presented in separate line items on the unaudited Consolidated Statements of Income.

	Three Months Ended September 30, 2022
(in millions, except percentages)	CCM	CWT	Corporate and unallocated
Operating income (loss) (GAAP)	$341.7	$9.6	$(27.3)
Non-operating expense, net(1)	1.2	0.2	0.5
EBIT	340.5	9.4	(27.8)
Inventory step-up amortization and transaction costs	—	—	2.3
Impairment charges	—	24.8	0.3
Losses from acquisitions and disposals	—	0.2	—
Total non-comparable items	—	25.0	2.6
Adjusted EBIT	340.5	34.4	(25.2)
Depreciation	9.8	6.4	1.0
Amortization	3.8	18.3	0.5
Adjusted EBITDA	$354.1	$59.1	$(23.7)
Divided by:
Total revenues	$1,090.3	$406.7	$—
Adjusted EBITDA margin	32.5%	14.5%	NM
(1)Includes other non-operating (income) expense, net, which may be presented in separate line items on the unaudited Consolidated Statements of Income.

Carlisle Companies Incorporated
Unaudited Non-GAAP Financial Measures - EBIT, Adjusted EBIT, Adjusted EBITDA and Adjusted EBITDA Margin

	Nine Months Ended September 30, 2023
(in millions)	CCM	CWT	Corporate and unallocated
Operating income (loss) (GAAP)	$675.6	$142.4	$(88.8)
Non-operating income, net(1)	—	—	(1.2)
EBIT	675.6	142.4	(87.6)
Exit and disposal, and facility rationalization costs	1.8	2.7	—
Inventory step-up amortization and acquisition costs	—	—	1.6
Impairment charges	—	1.8	—
(Gains) losses from acquisitions and disposals	(0.5)	2.4	(0.1)
Gains from litigation	—	—	(0.2)
Total non-comparable items	1.3	6.9	1.3
Adjusted EBIT	676.9	149.3	(86.3)
Depreciation	32.8	13.2	2.9
Amortization	12.2	53.0	1.7
Adjusted EBITDA	$721.9	$215.5	$(81.7)

Total revenues	$2,437.5	$1,021.9	$—
Adjusted EBITDA margin	29.6%	21.1%	NM
(1)Includes other non-operating expense (income), net, which may be presented in separate line items on the Condensed Consolidated Statements of Income.

	Nine Months Ended September 30, 2022
(in millions)	CCM	CWT	Corporate and unallocated
Operating income (loss) (GAAP)	$961.7	$106.1	$(72.5)
Non-operating expense, net(1)	2.1	0.4	2.7
EBIT	959.6	105.7	(75.2)
Exit and disposal, and facility rationalization costs	—	0.1	—
Inventory step-up amortization and acquisition costs	—	—	3.1
Impairment charges	—	25.0	0.3
(Gains) losses from acquisitions and disposals	(0.1)	0.2	—
Losses from insurance	—	0.3	—
Losses from litigation	—	—	0.1
Total non-comparable items	(0.1)	25.6	3.5
Adjusted EBIT	959.5	131.3	(71.7)
Depreciation	28.3	19.1	2.7
Amortization	12.9	55.3	1.6
Adjusted EBITDA	$1,000.7	$205.7	$(67.4)

Total revenues	$3,084.8	$1,214.7	$—
Adjusted EBITDA margin	32.4%	16.9%	NM
(1)Includes other non-operating expense (income), net, which may be presented in separate line items on the Condensed Consolidated Statements of Income.

Carlisle Companies Incorporated
Unaudited Non-GAAP Financial Measures - Adjusted Net Income and Adjusted Diluted EPS
Adjusted net income and adjusted diluted earnings per share is intended to provide investors and others with information about Carlisle's performance without the effect of items that, by their nature, tend to obscure the Company’s core operating results due to potential variability across periods based on the timing, frequency and magnitude of such items. This information differs from net income and diluted earnings per share determined in accordance with GAAP and should not be considered in isolation or as a substitute for measures of performance determined in accordance with GAAP. Carlisle's adjusted net income and adjusted diluted earnings per share follows, which may not be comparable to similarly titled measures reported by other companies.

	Three Months Ended September 30, 2023			Three Months Ended September 30, 2022
(in millions, except per share amounts)	Pre-tax Impact	After-tax Impact(1)	Impact to Diluted EPS(2)	Pre-tax Impact	After-tax Impact(1)	Impact to Diluted EPS(2)
Net income (GAAP)		$265.6	$5.29		$254.7	$4.83
Less: Income from discontinued operations (GAAP)		48.7	0.97		21.4	0.41
Income from continuing operations (GAAP)		216.9	4.32		233.3	4.42
Exit and disposal, and facility rationalization costs	1.7	1.1	0.02	—	—	—
Inventory step-up amortization and transaction costs	—	—	—	2.3	1.7	0.03
Impairment charges	0.5	0.3	0.01	25.1	19.1	0.36
(Gains) losses from acquisitions and disposals	(0.7)	(0.4)	(0.01)	0.2	0.1	—
Acquisition-related amortization(3)	20.9	15.8	0.32	21.6	16.3	0.31
Discrete tax items(4)	—	1.1	0.02	—	(4.6)	(0.08)
Total adjustments		17.9	0.36		32.6	0.62
Adjusted net income		$234.8	$4.68		$265.9	$5.04
(1)The impact to net income reflects the tax effect of noted items, which is based on the statutory rate in the jurisdiction in which the expense or income is deductible or taxable.
(2)The per share impact of adjustments to each period is based on diluted shares outstanding using the two-class method.
(3)Acquisition-related amortization includes the amortization of customer relationships, technology, trade names and other intangible assets recorded in purchase accounting in connection with a business combination. These intangible assets contribute to revenue generation and the amortization of these assets will recur until such intangible assets are fully amortized.
(4)Discrete tax items include current period tax expense or benefit related to prior year items, the tax impact of foreign currency gains and losses, or changes in tax laws or rates.

Carlisle Companies Incorporated
Unaudited Non-GAAP Financial Measures - Adjusted Net Income and Adjusted Diluted EPS

	Nine Months Ended September 30, 2023			Nine Months Ended September 30, 2022
(in millions, except per share amounts)	Pre-tax Impact	After-tax Impact(1)	Impact to Diluted EPS(2)	Pre-tax Impact	After-tax Impact(1)	Impact to Diluted EPS(2)
Net income (GAAP)		$561.9	$11.00		$749.8	$14.20
Less: Income from discontinued operations (GAAP)		34.7	0.68		44.8	0.85
Income from continuing operations (GAAP)		527.2	10.32		705.0	13.35
Exit and disposal, and facility rationalization costs	4.5	3.3	0.06	0.1	0.1	—
Inventory step-up amortization and acquisition costs	1.6	1.2	0.02	3.1	2.3	0.04
Impairment charges	1.8	1.3	0.03	25.3	19.2	0.36
Losses from acquisitions and disposals	1.8	1.4	0.03	0.1	0.1	—
Losses from insurance	—	—	—	0.3	0.2	—
(Gains) losses from litigation	(0.2)	(0.1)	—	0.1	0.1	—
Acquisition-related amortization(3)	63.0	47.4	0.93	66.7	50.3	0.95
Discrete tax items(4)	—	(1.8)	(0.04)	—	(4.8)	(0.09)
Total adjustments		52.7	1.03		67.5	1.26
Adjusted net income		$579.9	$11.35		$772.5	$14.61
(1)The impact to net income reflects the tax effect of noted items, which is based on the statutory rate in the jurisdiction in which the expense or income is deductible or taxable.
(2)The per share impact of adjustments to each period is based on diluted shares outstanding using the two-class method.
(3)Acquisition-related amortization includes the amortization of customer relationships, technology, trade names and other intangible assets recorded in purchase accounting in connection with a business combination. These intangible assets contribute to revenue generation and the amortization of these assets will recur until such intangible assets are fully amortized.
(4)Discrete tax items include current period tax expense or benefit related to prior year items, the tax impact of foreign currency gains and losses, or changes in tax laws or rates.